Exhibit 4.1

                            Form of Share Certificate

               INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

                                     [LOGO]

                  CUSIP NO. [sample] Tripod International, Inc.

                   AUTHORIZED COMMON STOCK: 75,000,000 SHARES
                           PAR VALUE: $0.001 PER SHARE

                               THIS CERTIFIES THAT

                                    [SAMPLE]

                   IS THE RECORD HOLDER OF __________________

Shares of TRIPOD INTERNATIONAL, INC. Common Stock transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

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Secretary                                     President

               [TRIPOD INTERNATIONAL, INC. CORPORATE SEAL NEVADA]

"The shares represented by this certificate have not been registered under the Securities Act of 1933. The shares have been acquired for investment and may not be offered, sold, or otherwise transferred in the absence of an effective registration statement for the shares under the Securities Act of 1933, or a prior opinion of counsel satisfactory to the issuer, that registration is not required under the Act."

Signature must be guaranteed by a firm which is a member of a registered national stock exchange, or by a bank (other than a savings bank), or a trust company. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

Additional abbreviations may also be used though not on the above list.

For Value Received, _______ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE


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(Please print or typewrite name and address, including zip code or assignee)


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                                              Shares

Of the capital stock represented by the within certificate, and do hereby irrevocably constitute and appoint

                                                                       Attorney
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to transfer  the said stock on the books of the within  named  Corporation  with full power of substitution in the premises.

Dated:
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NOTICE:  The  signature  to this  assignment  must  correspond  with the name as written upon the face of the certificate in every particular without alteration or enlargement or any change whatever